UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 16, 2026
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THE AES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard
Arlington, VA 22203
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(703) 522-1315
NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 2.06 Material Impairments

The AES Corporation’s (“AES”) Maritza power plant in Bulgaria is operating under a Power Purchase Agreement (“PPA”) that expires in May 2026. Although negotiations are underway for a new PPA and other alternatives to realize additional value are being considered, no agreements have been reached. Further, in the fourth quarter of 2025, the Company made the decision not to invest in a conversion of the plant to an alternative fuel source. The Company has determined that collectively, these events represent an impairment indicator during the fourth quarter of 2025. An analysis was performed and as a result, a reduction in the Maritza assets’ useful life was deemed appropriate, and it was determined that the carrying value was not recoverable. In connection with these developments, on January 13, 2026, the Company concluded that a pre-tax impairment charge in the range of $250 million to $325 million is required to be recognized as of December 31, 2025, in accordance with U.S. generally accepted accounting principles (“GAAP”) related to the accounting for property, plant and equipment. The impairment charge is primarily related to limiting the future use of the asset after the expiration of the current PPA; it is not expected to impact Maritza’s ability to perform its obligations or its cash flows or cash balances under its current PPA through May 2026.

Management expects to conclude its assessment and finalize the impairment charges along with the assessment of the potential impact to income tax expense with the submission of its Form 10-K for the year ending on December 31, 2025.

Safe Harbor Disclosure

This Form 8-K contains forward-looking statements within the meaning of the Securities Act and of the Exchange Act. Such forward-looking statements include, but are not limited to, those related to future earnings, growth, and financial and operating performance. Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’ current expectations based on reasonable assumptions. Forecasted financial information is based on certain material assumptions. These assumptions include, but are not limited to, our expectations regarding accurate projections of future interest rates, commodity price and foreign currency pricing, continued normal levels of operating performance and electricity volume at our distribution companies and operational performance at our generation businesses consistent with historical levels, as well as the execution of PPAs, conversion of our backlog and growth investments at normalized investment levels, and rates of return consistent with prior experience.

Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’ filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the risks discussed under Item 1A “Risk Factors” and Item 7: Management’s Discussion & Analysis in AES’ 2024 Annual Report on Form 10-K and in subsequent reports filed with the SEC. Readers are encouraged to read AES’ filings to learn more about the risk factors associated with AES’ business. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Any Stockholder who desires a copy of the Company’s 2024 Annual Report on Form 10-K filed March 11, 2025, or subsequent filings with the SEC, may obtain a copy (excluding the exhibits thereto) without charge by addressing a request to the Office of the Corporate Secretary, The AES Corporation, 4300 Wilson Boulevard, Arlington, Virginia 22203. Exhibits also may be requested, but a charge equal to the reproduction cost thereof will be made. A copy of the Annual Report on Form 10-K may also be obtained by visiting the Company's website at www.aes.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

THE AES CORPORATION

Date:	January 16, 2026	By:	/s/ Stephen Coughlin
		Name:	Stephen Coughlin
		Title:	Executive Vice President and Chief Financial Officer